Filed Pursuant to Rule 424(b)(5)

Registration No. 333-260848

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 12, 2021)

Up to $100,000,000

Common Stock

ProPhase Labs, Inc.

We have entered into a sales agreement (the “Sales Agreement”) with ThinkEquity LLC (the “Sales Agent”) relating to shares of our common stock, $0.0005 par value per share, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock from time to time having an aggregate offering price of up to $100,000,000 through or to the Sales Agent, acting as sales agent.

Upon our delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Sales Agent may sell shares of the common stock by methods deemed to be an “at the market” offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Sales Agent a total commission for its services in acting as agent in the sale of common stock equal to 2.0% of the gross sales price per share of all shares sold through the Sales Agent under the Sales Agreement. See “Plan of Distribution” for information relating to certain expenses of the Sales Agent to be reimbursed by us.

In connection with the sale of common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

Under the terms of the Sales Agreement, we may also sell shares of our common stock to the Sales Agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares to the Sales Agents as principal, we will enter into a separate terms agreement with the Sales Agent, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “PRPH.” The last sale price of our common stock on December 27, 2021, as reported by Nasdaq, was $7.48 per share.

We are a smaller reporting company under Rule 405 of the Securities Act and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus, the documents incorporated by reference herein and future filings.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-5 of this prospectus supplement, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ThinkEquity

The date of this prospectus supplement is December 28, 2021.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a “shelf” registration statement on Form S-3 that we filed with the SEC, and is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated November 12, 2021, including the documents incorporated by reference into it, provides more general information. Generally, when we refer to this “prospectus,” we are referring to both parts of this document combined.

This prospectus supplement relates only to an offering of up to $100,000,000 shares of our common stock through the Sales Agent These sales, if any, will be made pursuant to the terms of the Sales Agreement entered into between us and the Sales Agent on December 28, 2021, a copy of which is incorporated by reference into this prospectus supplement.

Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and the additional information described under “Where You Can Find More Information” and “Incorporation of Documents by Reference”. These documents contain information you should consider when making your investment decision. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or in any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in such documents incorporated by reference; however, if any statement in one of these documents is inconsistent with a statement in another document having a later date and that is incorporated by reference herein, the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you. We have not, and the Sales Agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you is accurate only as of the date on those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States, or the U.S., who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the U.S. This prospectus supplement and the accompanying prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

General information about us can be found on our website at www.prophaselabs.com. The information on our website is for informational purposes only and should not be relied on for investment purposes. The information on our website is not incorporated by reference into either this prospectus supplement or the accompanying prospectus and should not be considered part of this or any other report filed with the SEC.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information referred to under the heading “Risk Factors” in this prospectus supplement on page S-5 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

We use a December 31 year-end for financial reporting purposes. References in this prospectus supplement to “Fiscal 2020” mean the fiscal year ended December 31, 2020 and references to other “Fiscal” years mean the year that ended on December 31 of the year indicated. The term “we”, “us” or the “Company” as used herein also refer, where appropriate, to the Company, together with its subsidiaries unless the context otherwise requires.

The Company

We are a diversified biotech and genomics company with deep experience with over-the-counter (“OTC”) consumer healthcare products and dietary supplements. We conduct our operations through two operating segments: diagnostic services and consumer products. Until late fiscal year 2020, we were engaged primarily in the research, development, manufacture, distribution, marketing and sale of OTC consumer healthcare products and dietary supplements in the United States. This includes the development and marketing of dietary supplements under the TK Supplements® brand. However, commencing in December 2020, we also began offering COVID-19 and other RPP Molecular tests through our new diagnostic service business.

Our wholly-owned subsidiary, Pharmaloz Manufacturing, Inc. (“PMI”), is a full-service contract manufacturer and private label developer of a broad range of non-GMO, organic and natural-based cough drops and lozenges and OTC drug and dietary supplement products.

Our wholly-owned subsidiary, ProPhase Diagnostics, Inc. (“ProPhase Diagnostics”), offers a variety of medical tests, including COVID-19 and RPG Molecular tests. On October 23, 2020, we completed the acquisition of all of the issued and outstanding shares of capital stock of Confucius Plaza Medical Laboratory Corp., which operates a 4,000 square foot Clinical Laboratory Improvement Amendments (“CLIA”) accredited laboratory located in Old Bridge, New Jersey for approximately $2.5 million. In December 2020, we expanded our diagnostic service business with the signing of a lease and the build out of a second, larger CLIA accredited laboratory in Garden City, New York. Operations at this second facility commenced in February 2021.

On August 10, 2021, we acquired Nebula Genomics, Inc. (“Nebula”), a privately owned personal genomics company, through our wholly-owned subsidiary, ProPhase Precision Medicine, Inc. We intend to offer whole genome sequencing and related services through this new subsidiary.

In addition, we continue to actively pursue acquisition opportunities for other companies, technologies and products within and outside the consumer products industry.

Contract Manufacturing Services

PMI provides consumer product development, pre-commercialization services, production, warehousing and distribution services for its customers. Our manufacturing facility, which is located in Lebanon, Pennsylvania, is registered with the U.S. Food and Drug Administration (the “FDA”) and is a certified organic and kosher.

TK Supplements® Product Line

Our TK Supplements® product line is dedicated to promoting better health, energy and sexual vitality. Each of our herbal supplements is researched to determine the optimum blend of ingredients to ensure our customers receive premium quality products. To achieve this, we formulate with the highest quality ingredients derived from nature and ingredients enhanced by science. Our TK Supplements® product line includes Legendz XL®, a male sexual enhancement and Triple Edge XL®, an energy and stamina booster.

In fiscal year 2020, we extended our distribution of Legendz XL® to include more customer accounts including national chain drug retailers, internet-based retailers and several regional retailers and leveraged our existing infrastructure and retail distribution platform. We have produced and refined a television commercial and initiated television and digital media testing for Legendz XL® for marketing to consumers. We have also completed a broad series of clinical studies that support important product claims that we have incorporated into our product packaging and marketing communications for Legendz XL®.

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We also introduced Triple Edge XL® to a limited number of retail customers in Fiscal 2020 and have gained distribution with one large national chain drug retailer.

Diagnostic Services

ProPhase Diagnostics offers a variety of important medical diagnostic testing services, including, among others, COVID-19 testing and RPP molecular tests. We offer both nasal swab testing and saliva testing, and are a preferred lab for Spectrum Solutions, the manufacturer and supplier of the first FDA EUA (Emergency Use Authorization) authorized saliva collection kit used for COVID-19 testing. We currently operate two lab facilities including (i) our facility located in Old Bridge, New Jersey, acquired in October 2020, with capacity to process up to 10,000 COVID-19 tests per day and (ii) our facility located in Garden City, New York, which opened in January 2021, and commenced operations in February 2021, with capacity to process up to 50,000 COVID-19 tests per day.

Whole Genome Sequencing and Related Services

On August 10, 2021, we acquired Nebula Genomics, Inc., a privately owned personal genomics company, through our wholly-owned subsidiary, ProPhase Precision Medicine, Inc. We intend to offer whole genome sequencing and related services through this new subsidiary.

Nebula currently provides consumers access to affordable and secure whole genome sequencing via its online portal. Nebula’s solution is powered by the innovations of George Church, Ph.D. Dr. Church pioneered the development of multiple DNA sequencing methods, including molecular multiplexing approaches that enable next-generation DNA sequencing (NGS) as well as nanopore sequencing. Nebula has been implementing large-scale human genome sequencing to advance the understanding of the causes of diseases and lay the foundation for personalized therapies of the future. These include targeted gene therapies that aim to ameliorate or cure genetic diseases.

Nebula’s technology decodes close to 100% of a person’s DNA, generating over 100 gigabytes of data. This enables Nebula to provide its users with deep ancestry reports based on Y chromosomal and mitochondrial DNA with a high level of accuracy. Nebula’s whole genome sequencing DNA test also decodes all ~20,000 genes in the human genome, which to the best of our knowledge, exceeds the amount of information offered by other widely available services. The Nebula DNA test can identify rare genetic mutations, and is diagnostics-ready, providing valuable information to healthcare providers in a HIPPA-compliant format. Nebula was the first company to bring the cost of sequencing a human genome below $300 (the cost of the first human genome sequencing was approximately $3 billion) and subsequently became one of the largest online direct-to-consumer whole genome sequencing companies.

We intend to integrate Nebula’s whole genome sequencing services with the robust clinical diagnostic testing services already offered at our CLIA-certified molecular testing laboratories.

Corporate Information

We were initially organized in Nevada in July 1989. Effective June 18, 2015, we changed our state of incorporation from the State of Nevada to the State of Delaware. Our principal executive offices are located at 711 Stewart Avenue, Suite 200, Garden City, New York 11530 and our telephone number is 215-345-0919.

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THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $100,000,000.

Common stock to be outstanding after this offering	Up to 28,854,884 shares, assuming sales at a price of $7.48 per share, which was the closing price of our common stock on the Nasdaq Capital Market on December 27, 2021. The actual number of shares issued, if any, will vary depending on the sales price under this offering.

Plan of distribution	“At the market offering” that may be made from time to time through or to the Sales Agent, as sales agent or principals. See the section titled “Plan of Distribution.”

Use of proceeds	We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include capital expenditures, product development and commercialization expenditures, and acquisitions of companies, businesses, technologies and products within and outside the diagnostic services and consumer products industry. We reserve the right, at the sole discretion of our management, to reallocate the proceeds of this offering in response to developments in our business and other factors. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk factors	Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page S-5 of this prospectus supplement and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Capital Market Listing	Our common stock is listed on the Nasdaq Capital Market under the symbol “PRPH.”

The number of shares of common stock that will be outstanding immediately after this offering as shown above is based on 15,485,900 shares of common stock outstanding as of December 27, 2021, and excludes, in each case as of December 27, 2021:

●	1,810,000 shares of our common stock issuable upon the exercise of stock options outstanding under our Amended and Restated 2010 Equity Compensation Plan (the “2010 Plan”), with a weighted-average exercise price of $4.49 per share;

●	2,300,000 shares of our common stock issuable upon the exercise of stock options outstanding under our 2018 Stock Incentive Plan (the “2018 Plan”), at an exercise price of $1.20 per share;

●	424,847 shares of our common stock issuable upon the exercise of stock options outstanding under our Amended and Restated 2010 Directors’ Equity Compensation Plan (the “2010 Directors’ Plan”), with a weighted average exercise price of $4.13 per share;

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●	350,000 shares of our common stock issuable upon exercise of stock options granted as inducement awards under Nasdaq Rule 5635(c)(4), with a weighted average exercise price of $7.12;

●	855,000 shares of our common stock issuable upon exercise of outstanding warrants, with a weighted-average exercise price of $8.23 per share;

●	1,000,000 shares of our common stock issuable upon the conversion of certain unsecured, partially convertible, promissory notes, at a conversion price of $3.00 per share;

●	500,657 shares of our common stock reserved for future issuance under the 2010 Plan; and

●	3,252 shares of our common stock reserved for future issuance under the 2010 Directors’ Plan.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options or warrants or conversion of the convertible promissory notes described above.

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RISK FACTORS

Investing in our common stock involves risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our most recent Quarterly Report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Disclosure Regarding Forward-Looking Statements.”

Risks Related to This Offering

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include capital expenditures, product development and commercialization expenditures, and acquisitions of companies, technologies and products within and outside the diagnostic services and consumer products industry, as further described in the section of this prospectus supplement entitled “Use of Proceeds”. We will have broad discretion in the application of the net proceeds in the category of other working capital and general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our product development and commercialization efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipated.

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our stockholders.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the as adjusted net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 13,368,984 shares of our common stock are sold during the term of the Sales Agreement at a price of $7.48 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on December 27, 2021, for aggregate gross proceeds of $100,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $2.93 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2021 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

The actual number of shares we will issue under the Sales Agreement with the Sales Agent., at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver placement notices to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agent after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the Sales Agent.

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Our common stock may become the target of “short squeezes.”

In 2021, the securities of several companies have increasingly experienced significant and extreme volatility in stock price due to short sellers of shares of their stock and buy-and-hold decisions of other investors, resulting in what is sometimes described as a “short squeeze.” Short squeezes have caused extreme volatility in the stock prices of those companies and in the market and have led to the price per share of some of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Sharp rises in a company’s stock price may force traders in a short position to buy the stock to avoid even greater losses. Investors who purchase shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those stocks have abated. Market activity suggests that we are currently the target of a short squeeze, and investors may lose a significant portion or all of their investment if they purchase our shares at a rate that is significantly disconnected from our underlying value.

The Sales Agent may have conflicts of interest that arise out of relationships that it or its affiliates have with us.

We will have broad discretion in the application of the net proceeds in the category of other working capital and general corporate purposes. We may therefore use a portion of any net proceeds to repurchase outstanding shares of our common stock under our share repurchase program. The number of shares to be repurchased and the timing of the repurchases, if any, will depend on a number of factors, including, but not limited to, price, trading volume and general market conditions, along with the Company’s working capital requirements and general business conditions. The Sales Agent is an advisor for the Company’s share repurchase program, and has been engaged by the Company to facilitate the share repurchase program. As a result, if we choose to use any of the net proceeds to repurchase outstanding shares of our common stock, the Sales Agent may receive a portion of such net proceeds, and therefore it may have an interest in these sales beyond the commission it will receive. This could result in a conflict of interest and cause the Sales Agent to act in a manner that is not in the best interests of us or our investors in connection with any sale of shares of our common stock in this offering.

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CAUTIONARY NOTE Regarding Forward-Looking Statements

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference into the prospectus supplement and the accompanying prospectus contain “forward-looking statements” by us within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, statements as to expectations, beliefs and strategies regarding the future. Forward-looking statements typically are identified by use of terms such as “anticipate”, “believe”, “plan”, “expect”, “intend”, “may”, “will”, “should”, “estimate”, “predict”, “potential”, “continue” and similar words although some forward-looking statements are expressed differently. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events. Forward-looking statements are not guarantees of performance and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance, achievements or prospects to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to:

●	Our dependence on our largest manufacturing customers;

●	Our ability to successfully offer, perform and generate revenues from our new diagnostic services and genomics sequencing services;

●	Our ability to generate sufficient profits from RPP Molecular tests and other tests if and when demand for COVID-19 testing decreases or becomes no longer necessary;

●	The complexity of billing for, and collecting revenue for, our testing services;

●	Our ability to secure additional capital, when needed to support our diagnostic services business and product development and commercialization programs;

●	Potential disruptions to our supply chain or increases to the price of or adulteration of key raw materials or supplies;

●	Potential disruptions in our ability to manufacture our products and those of others;

●	Seasonal fluctuations in demand for the products and services we offer;

●	Our ability to successfully develop and commercialize our existing products and any new products;

●	Our ability to compete effectively, including our ability to maintain and increase our markets and/or market share in the markets in which we do business;

●	Our ability to attract, retain and motivate our key employees;

●	Our ability to protect our proprietary rights;

●	Our ability to comply with regulatory requirements applicable to our businesses; and

●	Our dependence on third parties to provide services critical to our lab diagnostic services business.

You are cautioned not to put undue reliance on any forward-looking statements. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

In evaluating an investment in shares of our common stock, you should carefully consider the discussion of risks and uncertainties described under the heading “Risk Factors” contained in this prospectus supplement, and under similar headings in other documents, including in our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 31, 2021, and in other filings with the SEC, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, that are incorporated by reference in this prospectus supplement. You should carefully read this prospectus supplement together with the information incorporated by reference in this prospectus supplement as described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” completely and with the understanding that our actual future results may be materially different from what we expect.

All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by our cautionary statements. The forward-looking statements included or incorporated by reference herein are made only as of the date of this prospectus supplement (or as of the date of any such document incorporated by reference). We do not intend, and undertake no obligation, to update these forward-looking statements, except as required by law.

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USE OF PROCEEDS

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include capital expenditures, product development and commercialization expenditures, and acquisitions of companies, businesses, technologies and products within and outside the diagnostic services and consumer products industry.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our product development and commercialization efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

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DILUTION

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering.

Our net tangible book value as of September 30, 2021 was approximately $35.3 million, or $2.26 per share of common stock. Net tangible book value per share is determined by dividing the net of total tangible assets less total liabilities, by the aggregate number of shares of common stock outstanding as of September 30, 2021.

After giving further effect to the sale of our common stock during the term of the Sales Agreement in the aggregate amount of $100,000,000 at an assumed offering price of $7.48 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on December 27, 2021, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2021 would have been approximately $132.2 million, or $4.55 per share of common stock. This represents an immediate increase in the net tangible book value of $2.29 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.93 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$7.48
Net tangible book value per share as of September 30, 2021	$2.26
Increase in net tangible book value per share attributable to new investors in this offering	$2.29
As adjusted net tangible book value per share as of September 30, 2021, after giving effect to this offering		$4.55
Dilution per share to new investors purchasing shares in this offering		$2.93

The table above assumes for illustrative purposes that an aggregate of 13,368,984 shares of our common stock are sold during the term of the Sales Agreement at a price of $7.48 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on December 27, 2021, for aggregate gross proceeds of $100,000,000.

The shares to be sold pursuant to the Sales Agreement are being sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $7.48 per share shown in the table above, assuming all of our common stock in the aggregate amount of $100,000,000 during the term of the Sales Agreement is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $4.69 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $3.29 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $7.48 per share shown in the table above, assuming all of our common stock in the aggregate amount of $100,000,000 during the term of the Sales Agreement is sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $4.41 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $2.57 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 15,652,724 shares of our common stock issued and outstanding as of September 30, 2021 and excludes the following:

●	1,872,000 shares of our common stock issuable upon the exercise of stock options outstanding under the 2010 Plan, with a weighted-average exercise price of $4.71 per share;

●	2,300,000 shares of our common stock issuable upon the exercise of stock options outstanding under the 2018 Plan, with an exercise price of $1.20 per share;

●	424,847 shares of our common stock issuable upon the exercise of stock options outstanding under the 2010 Directors’ Plan, with a weighted-average exercise price of $4.13 per share;

●	250,000 shares of common stock issuable upon the exercise of stock options granted as an inducement award under Nasdaq Rule 5635(c)(4), with an exercise price of $7.67;

●	855,000 shares of our common stock issuable upon exercise of outstanding warrants, with a weighted-average exercise price of $8.23 per share;

●	1,000,000 shares of our common stock issuable upon the conversion of certain unsecured, partially convertible, promissory notes issued after September 30, 2021, at a conversion price of $3.00 per share;

●	184,657 shares of our common stock reserved for future issuance under the 2010 Plan; and

●	3,252 shares of our common stock reserved for future issuance under the 2010 Directors’ Plan.

To the extent that options, warrants or the convertible promissory notes outstanding as of September 30, 2021 have been or are exercised or converted, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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PLAN OF DISTRIBUTION

We entered into a Sales Agreement with the Sales Agent under which we may issue and sell from time to time up to $100,000,000 of our common stock through or to the Sales Agent, as sales agent or principal. The Sales Agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Sales of the common stock, if any, will be made at market prices by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act.

Upon delivery of a placement notice, the Sales Agent may offer the common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Sales Agent. We will designate the maximum amount of common stock to be sold through the Sales Agent on a daily basis or otherwise determine such maximum amount together with the Sales Agent. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct the Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agent may suspend the offering of the common stock being made through the Sales Agent under the Sales Agreement upon proper notice to the other party and subject to other conditions.

We will pay the Sales Agent a commission equal to 2.0% of the gross proceeds of the sales price of all shares sold through it as the sales agent under the Sales Agreement. We have also agreed to reimburse the actual out-of-pocket accountable expenses of the Sales Agent up to $60,000 (of which a $25,000 advance was paid on December 7, 2021), which amount shall include the fees and expenses of legal counsel to the Agent up to $50,000, and to pay the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which we or our designee will provide within a reasonable time after the closing of any placement in such quantities as the Sales Agent may reasonably request, in an amount not to exceed $3,000. Additionally, we will pay to H.C. Wainwright & Co. (“Wainwright”), a fee equal to 1.0% of the gross proceeds of the sales price of all the shares sold under the Sales Agreement, pursuant to a separate financial services agreement with Wainwright. Wainwright is not a sales agent under the Sales Agreement.

We have also granted the Sales Agent an irrevocable right of first refusal (the “Right of First Refusal”), for a period of 12 months from the date of the Sales Agreement, to act as sole and exclusive investment banker, sole and exclusive book-runner, sole and exclusive underwriter and/or sole and exclusive placement agent, at the Sales Agent’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”) of the Company, or any successor to or subsidiary of the Company, during such 12 month period, on terms and conditions customary to the Agent for such Subject Transactions

Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We expect that the total expenses of the offering payable by us, excluding commissions payable to the Sales Agents under the Sales Agreement, will be approximately $150,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agent is not required to sell any specific amount of securities, but will act as our sales agent using its commercially reasonable efforts, consistent with its sales and trading practices under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sales of common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to them will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to Sales Agreement will terminate automatically upon the sale of all shares of our common stock subject to the Sales Agreement or as otherwise permitted therein. We and the Sales Agent may each terminate the Sales Agreement at any time upon five days’ prior written notice.

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “PRPH.” The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

The Sales Agent also is an advisor for our share repurchase program, and has been engaged by us to facilitate our share repurchase program, which commenced on September 30, 2021 and will terminate on March 30, 2022.

The Sales Agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

We have not and will not take any action to repurchase (directly or indirectly) any shares of our common stock that would be prohibited by Regulation M of the Exchange Act.

This prospectus in electronic format may be made available on a website maintained by the Sales Agent, who may distribute this prospectus electronically.

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LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus supplement will be passed upon for us by Reed Smith LLP, New York, New York. The Sales Agent is being represented by Loeb & Loeb LLP, New York, New York.

EXPERTS

The consolidated balance sheet of ProPhase Labs, Inc. and Subsidiaries as of December 31, 2020, and the related consolidated statements of operations and other comprehensive income (loss), statements of changes in stockholders’ equity, and cash flows for the year ended December 31, 2020, and the related notes, have been audited by Friedman LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing

The consolidated balance sheet of ProPhase Labs, Inc. and Subsidiaries as of December 31, 2019, and the related consolidated statements of operations and other comprehensive income (loss), stockholders’ equity, and cash flows for the year then ended have been audited by EisnerAmper LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including ProPhase Labs, Inc. The SEC’s Internet site can be found at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus supplement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on March 31, 2021;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 16, 2021;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, filed on May 14, 2021, August 13, 2021, and November 12, 2021, respectively;

●	our Current Reports on Form 8-K filed on January 7, 2021, January 15, 2021, January 20, 2021, May 13, 2021, May 21, 2021, June 15, 2021, August 16, 2021, and September 8, 2021; and

●	the description of the Company’s Common Stock filed as Exhibit 4.3 to the Company’s Annual Report on Form 10-K We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and will become a part of this prospectus supplement from the respective dates that such documents are filed with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus supplement by requesting them in writing or by telephone at the following address:

ProPhase Labs, Inc.

711 Stewart Avenue, Suite 200

Garden City, New York

Attention: Corporate Secretary

Phone: 215-345-0919

S-11

PROSPECTUS

PROPHASE LABS, INC.

$300,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $300,000,000 in aggregate principal amount of our common stock, preferred stock, warrants and/or units in one or more offerings. We may offer these securities separately or together in units.

This prospectus describes the general terms of the securities we may offer and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will specify the securities being offered and also the specific manner in which the securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market, under the symbol “PRPH.” On November 4, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $5.91 per share.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 3 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock, preferred stock and/or warrants, either individually or in units, in one or more offerings, with a total value of up to $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “ProPhase,” “the Company,” “we,” “us,” “our” and similar terms refer to ProPhase Labs, Inc.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

The Company

We are a diversified biotech and genomics company with deep experience with over-the-counter (“OTC”) consumer healthcare products and dietary supplements. We conduct our operations through two operating segments: diagnostic services and consumer products. Until late fiscal year 2020, we were engaged primarily in the research, development, manufacture, distribution, marketing and sale of OTC consumer healthcare products and dietary supplements in the United States. This includes the development and marketing of dietary supplements under the TK Supplements® brand. However, commencing in December 2020, we also began offering COVID-19 and other RPP Molecular tests through our new diagnostic service business.

Our wholly-owned subsidiary, Pharmaloz Manufacturing, Inc. (“PMI”), is a full-service contract manufacturer and private label developer of a broad range of non-GMO, organic and natural-based cough drops and lozenges and OTC drug and dietary supplement products.

Our wholly-owned subsidiary, ProPhase Diagnostics, Inc. (“ProPhase Diagnostics”), offers a variety of medical tests, including COVID-19 and RPG Molecular tests. On October 23, 2020, we completed the acquisition of all of the issued and outstanding shares of capital stock of Confucius Plaza Medical Laboratory Corp., which operates a 4,000 square foot Clinical Laboratory Improvement Amendments (“CLIA”) accredited laboratory located in Old Bridge, New Jersey for approximately $2.5 million. In December 2020, we expanded our diagnostic service business with the signing of a lease and the build out of a second, larger CLIA accredited laboratory in Garden City, New York. Operations at this second facility commenced in February 2021.

On August 10, 2021, we acquired Nebula Genomics, Inc. (“Nebula”), a privately owned personal genomics company, through our wholly-owned subsidiary, ProPhase Precision Medicine, Inc. We intend to offer whole genome sequencing and related services through this new subsidiary.

In addition, we continue to actively pursue acquisition opportunities for other companies, technologies and products within and outside the consumer products industry.

Contract Manufacturing Services

PMI provides consumer product development, pre-commercialization services, production, warehousing and distribution services for its customers. Our manufacturing facility, which is located in Lebanon, Pennsylvania, is registered with the U.S. Food and Drug Administration (the “FDA”) and is a certified organic and kosher.

TK Supplements® Product Line

Our TK Supplements® product line is dedicated to promoting better health, energy and sexual vitality. Each of our herbal supplements is researched to determine the optimum blend of ingredients to ensure our customers receive premium quality products. To achieve this, we formulate with the highest quality ingredients derived from nature and ingredients enhanced by science. Our TK Supplements® product line includes Legendz XL®, a male sexual enhancement and Triple Edge XL®, an energy and stamina booster.

In fiscal year 2020, we extended our distribution of Legendz XL® to include more customer accounts including national chain drug retailers, internet-based retailers and several regional retailers and leveraged our existing infrastructure and retail distribution platform. We have produced and refined a television commercial and initiated television and digital media testing for Legendz XL® for marketing to consumers. We have also completed a broad series of clinical studies that support important product claims that we have incorporated into our product packaging and marketing communications for Legendz XL®.

We also introduced Triple Edge XL® to a limited number of retail customers in Fiscal 2020 and have gained distribution with one large national chain drug retailer.

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Diagnostic Services

ProPhase Diagnostics offers a variety of important medical diagnostic testing services, including, among others, COVID-19 testing and RPP molecular tests. We offer both nasal swab testing and saliva testing, and are a preferred lab for Spectrum Solutions, the manufacturer and supplier of the first FDA EUA (Emergency Use Authorization) authorized saliva collection kit used for COVID-19 testing. We currently operate two lab facilities including (i) our facility located in Old Bridge, New Jersey, acquired in October 2020, with capacity to process up to 10,000 COVID-19 tests per day and (ii) our facility located in Garden City, New York, which opened in January 2021, and commenced operations in February 2021, with capacity to process up to 50,000 COVID-19 tests per day.

Whole Genome Sequencing and Related Services

On August 10, 2021, we acquired Nebula Genomics, Inc., a privately owned personal genomics company, through our wholly-owned subsidiary, ProPhase Precision Medicine, Inc. We intend to offer whole genome sequencing and related services through this new subsidiary.

Nebula currently provides consumers access to affordable and secure whole genome sequencing via its online portal. Nebula’s solution is powered by the innovations of George Church, Ph.D. Dr. Church pioneered the development of multiple DNA sequencing methods, including molecular multiplexing approaches that enable next-generation DNA sequencing (NGS) as well as nanopore sequencing. Nebula has been implementing large-scale human genome sequencing to advance the understanding of the causes of diseases and lay the foundation for personalized therapies of the future. These include targeted gene therapies that aim to ameliorate or cure genetic diseases.

Nebula’s technology decodes close to 100% of a person’s DNA, generating over 100 gigabytes of data. This enables Nebula to provide its users with deep ancestry reports based on Y chromosomal and mitochondrial DNA with a high level of accuracy. Nebula’s whole genome sequencing DNA test also decodes all ~20,000 genes in the human genome, which to the best of our knowledge, exceeds the amount of information offered by other widely available services. The Nebula DNA test can identify rare genetic mutations, and is diagnostics-ready, providing valuable information to healthcare providers in a HIPPA-compliant format. Nebula was the first company to bring the cost of sequencing a human genome below $300 (the cost of the first human genome sequencing was approximately $3 billion) and subsequently became one of the largest online direct-to-consumer whole genome sequencing companies.

We intend to integrate Nebula’s whole genome sequencing services with the robust clinical diagnostic testing services already offered at our CLIA-certified molecular testing laboratories.

Corporate Information

We were initially organized in Nevada in July 1989. Effective June 18, 2015, we changed our state of incorporation from the State of Nevada to the State of Delaware. Our principal executive offices are located at 711 Stewart Avenue, Suite 200, Garden City, New York 11530 and our telephone number is 215-345-0919.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in our period reports filed with the SEC, which are incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Forward-looking statements in this prospectus and any accompanying prospectus supplement give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus and any prospectus supplement. In particular, forward-looking statements include statements relating to future actions, prospective products and applications, customers, technologies, future performance or future financial results. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	Our dependence on our largest manufacturing customers;

●	Our ability to successfully offer, perform and generate revenues from our new diagnostic services and genomics sequencing services;

●	Our ability to generate sufficient profits from RPP Molecular tests and other tests if and when demand for COVID-19 testing decreases or becomes no longer necessary;

●	The complexity of billing for, and collecting revenue for, our testing services;

●	Our ability to secure additional capital, when needed to support our diagnostic services business and product development and commercialization programs;

●	Potential disruptions to our supply chain or increases to the price of or adulteration of key raw materials or supplies;

●	Potential disruptions in our ability to manufacture our products and those of others;

●	Seasonal fluctuations in demand for the products and services we offer;

●	Our ability to successfully develop and commercialize our existing products and any new products;

●	Our ability to compete effectively, including our ability to maintain and increase our markets and/or market share in the markets in which we do business;

●	Our ability to attract, retain and motivate our key employees;

●	Our ability to protect our proprietary rights;

●	Our ability to comply with regulatory requirements applicable to our businesses; and

●	Our dependence on third parties to provide services critical to our lab diagnostic services business.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements included in this prospectus to conform such statements to actual results or changes in our expectations, except as otherwise required by law. You should not place undue reliance on these forward-looking statements.

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USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities that may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, our internal research and development programs, general working capital and possible future acquisitions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 51,000,000 shares, all with a par value of $0.0005 per share, 50,000,000 of which are designated as common stock and 1,000,000 of which are designated as preferred stock.

The following description of our capital stock and certain provisions of our Certificate of Incorporation and our Amended and Restated Bylaws, or Bylaws, are summaries and are qualified by reference to our Certificate of Incorporation and our Bylaws.

As of November 4, 2021, we had 15,515,055 shares of our common stock outstanding and zero shares of preferred stock outstanding. As of November 4, 2021, we also had outstanding options to acquire 4,896,874 shares of our common stock, having a weighted-average exercise price of $3.17 per share, and warrants to purchase 855,000 shares of our common stock, having a weighted-average exercise price of $8.23 per share.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, except on matters relating solely to terms of preferred stock. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock will be entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The holders of our common stock will have no preemptive or conversion rights or other subscription rights. There will be no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Pursuant to the terms of our Certificate of Incorporation, our board of directors has the authority to issue preferred stock in one or more series and to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, without further vote or action by the stockholders. Although we have no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

The provisions of Delaware law and our Certificate of Incorporation and Bylaws, could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Delaware Statutory Business Combinations Provision. We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, or the DGCL. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years prior, did own, 15% or more of the corporation’s voting stock.

Blank-Check Preferred Stock. Our board of directors is authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve.

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Special Meetings of Stockholders. Special meetings of the stockholders may be called at any time only by the Chairman of the board of directors or the board of directors, subject to the rights of the holders of any series of preferred stock then outstanding.

No Written Consent of Stockholders. Our Bylaws provide that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our Bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 90 days or more than 120 days prior to the anniversary of the previous year’s annual meeting.

Election and Removal of Directors. Except as may otherwise be provided by the DGCL, any director or the entire board of directors may be removed, with or without cause, at an annual meeting or a special meeting called for that purpose, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors. Vacancies on our board of directors resulting from the removal of directors and newly created directorships resulting from any increase in the number of directors may be filled solely by the affirmative vote of a majority of the remaining directors then in office. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of our directors. Our Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

Exclusive Jurisdiction. Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Stock Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “PRPH.”

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DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock and/or preferred stock. We may offer warrants separately or together with one or more additional warrants, common stock, or preferred stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the warrant to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrant, warrant agreement or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and warrant certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the warrants being issued:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock and/or preferred stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant Agent

The warrant agent for any warrants we offer will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock and/or warrants for the purchase of common stock or preferred stock in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement;

●	the price or prices at which such units will be issued;

●	the applicable United States federal income tax considerations relating to the units; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit, as applicable, and to any common stock, preferred stock or warrant included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

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PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents, (3) in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, (4) directly to one or more purchasers, or (5) through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to the prevailing market prices; or

●	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make re-sales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on the Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

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In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

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LEGAL MATTERS

Reed Smith LLP, New York, New York, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

The consolidated balance sheet of ProPhase Labs, Inc. and Subsidiaries as of December 31, 2020, and the related consolidated statements of operations and other comprehensive income (loss), statements of changes in stockholders’ equity, and cash flows for the year ended December 31, 2020, and the related notes, have been audited by Friedman LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.

The consolidated balance sheet of ProPhase Labs, Inc. and Subsidiaries as of December 31, 2019, and the related consolidated statements of operations and other comprehensive income (loss), stockholders’ equity, and cash flows for the year ended December 31, 2019, and the related notes, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including ProPhase Labs, Inc. The SEC’s Internet site can be found at www.sec.gov. We maintain a website at www.prophaselabs.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on March 31, 2021;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021, filed on May 14, 2021 and August 13, 2021, respectively;

●	our Current Reports on Form 8-K filed on January 7, 2021, January 15, 2021, January 20, 2021, May 13, 2021, May 21, 2021, June 15, 2021, August 16, 2021, and September 8, 2021; and

●	the description of the Company’s Common Stock filed as Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 26, 2020.

In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any document or portion of any document that is deemed furnished and not filed.

Pursuant to Rule 412 under the Securities Act, any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

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Up to $100,000,000

Common Stock

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Prospectus Supplement

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ThinkEquity

December 28, 2021